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The State of Texas

Secretary of State

CERTIFICATE OF INCORPORATION

OF

HAYTEX CREDIT CORP.
CHARTER NUMBER 01120604

THE UNDERSIGNED, AS SECRETARY OF STATE OF THE STATE OF TEXAS, HEREBY CERTIFIES THAT ARTICLES OF INCORPORATION FOR THE ABOVE CORPORATION, DULY SIGNED AND VERIFIED HAVE BEEN RECEIVED IN THIS OFFICE AND ARE FOUND TO CONFORM TO LAW.

ACCORDINGLY THE UNDERSIGNED, AS SUCH SECRETARY OF STATE, AND BY VIRTUE OF THE AUTHORITY VESTED IN THE SECRETARY BY LAW, HEREBY ISSUES THIS CERTIFICATE OF INCORPORATION AND ATTACHES HERETO A COPY OF THE ARTICLES OF INCORPORATION.

ISSUANCE OF THIS CERTIFICATE OF INCORPORATION DOES NOT AUTHORIZE THE USE OF A CORPORATE NAME IN THIS STATE IN VIOLATION OF THE RIGHTS OF ANOTHER UNDER THE FEDERAL TRADEMARK ACT OF 1946, THE TEXAS TRADEMARK LAW, THE ASSUMED BUSINESS OR PROFESSIONAL NAME ACT OR THE COMMON LAW.

DATED JULY 17, 1999

George S Bayoud Jr.

Secretary of State

ARTICLES OF INCORPORATION

OF

BAYTEX CREDIT CORP.

FILED
In the Office of the
Secretary of State of Texas

JUL 17 1989

Corporations Section

I, the undersigned natural person of the age of twenty-one years, a citizen of the State of Texas, acting as incorporator of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such Corporation.

ARTICLE I

The name of the Corporation is BAYTEX CREDIT CORP.

ARTICLE II

The period of its duration is perpetual.

ARTICLE III

The Corporation shall have as its purpose the transaction of business for any purpose or purposes authorized under the laws of the State of Texas and shall have all powers necessary to transact such business.

ARTICLE IV

The aggregate number of shares which the Corporation shall have the authority to issue is ONE HUNDRED THOUSAND (100,000), ONE DOLLAR ($1.00) Par value.

ARTICLE V

Cummulative voting by the shareholders of the Corporation in any election for Directors is expressly

prohibited. The shareholders entitled to vote for Directors in said election shall be entitled to cast one vote per Directorship for each share held and no more.

ARTICLE VI

The Corporation shall not commence business until it has received for the issuance of its shares consideration of the value of One Thousand and NO/100 Dollars ($1,000.00), consistig of money, labor done, or property actually received.

ARTICLE VII

The post office address of its original registered office and principal place of business is 5206 FM 1960 West, Suite 206, Houston, Texas, 77069; and the name of its Registered Agent at such address is Harry W. Ollinger.

ARTICLE VIII

The number of Directors constituting the initial Board of Directors is one, (1), and the name and address of the person who is to serve as such Director until the first meeting of the shareholders of until his successors are elected and qualified is:

Harry W. Ollinger
5206 FM 1960 West, Suite 206
Houston, Texas 77069

ARTICLE IX

The name and address of the incorporator is Patricia Johnson Galloway, 14555 Wunderlich, No. 2112, Houston, Texas, 77069.

Patricia Johnson Galloway
Patricia Johnson Galloway

STATE OF TEXAS *
*
COUNTY OF TEXAS *

BEFORE ME, the undersigned authority, on this day personally appeared Patricia Johnson Galloway, who, being by me duly sworn, on oath declared that she is the person who signed the foregoing document as incorporator, and that the statements contained therein are true.

SWORN AND SUBSCRIBED TO, this 14 day of 1989, 1989.

Betty L. Kaechler
Notary Public in and for the State of T E X A S
Printed Name: Betty L. Kaechler
Commission Expires: 7/12/93

Corporations Section
P.O.Box 13697
Austin, Texas 78711-3697

Carlos H. Cascos
Secretary of State

Office of the Secretary of State

CERTIFICATE OF FILING
OF

BAYTEX CREDIT CORP.
112060400

The undersigned, as Secretary of State of Texas, hereby certifies that a Certificate of Amendment for the above named entity has been received in this office and has been found to conform to the applicable provisions of law.

ACCORDINGLY, the undersigned, as Secretary of State, and by virtue of the authority vested in the secretary by law, hereby issues this certificate evidencing filing effective on the date shown below.

Dated: 12/08/2015

Effective: 12/08/2015

Carlos H. Cascos
Secretary of State

Come visit us on the internet at http://www.sos.state.tx.us/
Phone: (512) 463-5555
Fax: (512) 463-5709
Dial: 7-1-1 for Relay Services
Prepared by: Debbie Gustafson
TID: 10303
Document: 644145090002

Form 424
(Revised 05/11)

Submit in duplicate to:
Secretary of State
P.O. Box 13697
Austin, TX 78711-3697
512 463-5555
FAX: 512/463-5709
Filing Fee: See instructions

Certificate of Amendment

This space reserved for office use.

Entity Information

The name of the filing entity is:

BAYTEX CREDIT CORP.

State the name of the entity as currently shown in the records of the secretary of state. If the amendment changes the name of the entity, state the old name and not the new name.

The filing entity is a: (Select the appropriate entity type below.)

- ☒ For-profit Corporation
- ☐ Nonprofit Corporation
- ☐ Cooperative Association
- ☐ Limited Liability Company
- ☐ Professional Corporation
- ☐ Professional Limited Liability Company
- ☐ Professional Association
- ☐ Limited Partnership

The file number issued to the filing entity by the secretary of state is: 01120604-00

The date of formation of the entity is: JULY 17, 1989

Amendments

1. Amended Name

(If the purpose of the certificate of amendment is to change the name of the entity, use the following statement)

The amendment changes the certificate of formation to change the article or provision that names the filing entity. The article or provision is amended to read as follows:

The name of the filing entity is: (state the new name of the entity below)

The name of the entity must contain an organizational designation or accepted abbreviation of such term, as applicable.

2. Amended Registered Agent/Registered Office

The amendment changes the certificate of formation to change the article or provision stating the name of the registered agent and the registered office address of the filing entity. The article or provision is amended to read as follows:

Registered Agent
(Complete either A or B, but not both. Also complete C.)

☐ A. The registered agent is an organization (cannot be entity named above) by the name of:

OR

☒ B. The registered agent is an individual resident of the state whose name is:

WILLIAM	V	WALKER	
First Name	*M.I.*	*Last Name*	*Suffix*

The person executing this instrument affirms that the person designated as the new registered agent has consented to serve as registered agent.

C. The business address of the registered agent and the registered office address is:

4899 MONTROSE BLVD APT 805	HOUSTON	TX	77006
Street Address (No P.O. Box)	*City*	*State*	*Zip Code*

3. Other Added, Altered, or Deleted Provisions

Other changes or additions to the certificate of formation may be made in the space provided below. If the space provided is insufficient, incorporate the additional text by providing an attachment to this form. Please read the instructions to this form for further information on format.

Text Area (The attached addendum, if any, is incorporated herein by reference.)

☒ **Add** each of the following provisions to the certificate of formation. The identification or reference of the added provision and the full text are as follows:

Article IV, currently provides: "The aggregate number of shares which the Corporation shall have authority to issue is ONE HUNDRED THOUSAND (100,000), ONE DOLLAR ($1.00) Par value." Article IV is amended by deleting the foregoing and by providing as follows: "The aggregate number of shares of Common Stock which the Corporation shall have authority to issue is FORTY MILLION (40,000,000) shares with a ONE CENT ($.01) Par Value per share."

☐ **Alter** each of the following provisions of the certificate of formation. The identification or reference of the altered provision and the full text of the provision as amended are as follows:

☐ **Delete** each of the provisions identified below from the certificate of formation.

Statement of Approval

The amendments to the certificate of formation have been approved in the manner required by the Texas Business Organizations Code and by the governing documents of the entity.

Effectiveness of Filing (Select either A, B, or C.)

A. ☒ This document becomes effective when the document is filed by the secretary of state.

B. ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is: ______________________

C. ☐ This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is: ______________________

The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the entity to execute the filing instrument.

Date: December 5, 2015

By: ______________________

William Vincent Walker (signature)

Signature of authorized person

William Vincent Walker

Printed or typed name of authorized person (see instructions)